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                                                                   EXHIBIT 10.13

                                                           Boston, Massachusetts
                                                           May 4, 1999

                             SECURED PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned (the "Payor"), promises to pay to the order of net.Genesis Corp., a Delaware corporation (the "Company"), the principal amount of ninety-six thousand three hundred ninety and 00/100 Dollars ($96,390.00), together with interest on the principal balance from time to time outstanding, commencing on the date hereof, all as herein provided.

        1. Payment of Principal and Interest. Subject to prepayment in accordance with Sections 3 and 4 hereof, the principal balance of this Note shall be paid on May 4, 2009. Any accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable at the time of the payment of principal.

        2. Interest. Interest shall accrue on the outstanding principal amount hereof, commencing on the date hereof and continuing until the date of payment of principal in full, at the rate of interest per annum equal to six percent (6%), simple interest. In the event of any prepayment of principal, interest on the principal prepaid shall be paid on the date of prepayment.

        3. Optional Prepayment. The Payor may, at any time and from time to time, prepay this Note in whole or in part without premium or penalty. All amounts prepaid pursuant to this Section 3 shall be applied to the outstanding principal balance of this Note in inverse order of the Scheduled Installments.

        4. Mandatory Prepayment. This Note is being given in partial payment for 810,000 shares of common stock, par value $.001 per share, of the Company issued to the Payor on the date hereof (the "Shares"), which Shares are subject to a Stock Restriction Agreement dated as of the date hereof (the "Stock Restriction Agreement"), to which the Payor and the Company are parties. Pursuant to the Stock Restriction Agreement, the Payor has granted the Company certain repurchase rights with respect to the Shares. The Stock Restriction Agreement provides in pertinent part that the Company may, under certain circumstances, repurchase all or part of the Shares. In the event of any such repurchase, or any purchase of the Shares by any other party, all proceeds received by the Payor or his heirs or his estate shall be paid to the Company in prepayment of this Note.

        [IF THE PAYOR CEASES TO BE AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH ACCRUED AND UNPAID INTEREST THEREON, SHALL BE DUE AND PAYABLE NINETY (90) DAYS AFTER THE PAYOR'S TERMINATION FROM EMPLOYMENT.]
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        5. Manner of Payment. All payments under this Note shall be made in lawful money of the United States of America, in immediately available funds, to the Company at the address set forth below, or to such other location as the Company may specify in writing.

        6. Collateral. The term "Collateral", as used herein, shall mean (i) certificates representing the Shares together with stock powers executed in blank, and any and all dividends, distributions and other rights on or with respect to, and substitutions for and proceeds of, any of the foregoing; and
(ii) such other collateral as may be approved by the Company. The term "Liabilities," as used herein, shall mean all obligations of Payor under this Note. To secure the payment of this Note and all other Liabilities, Payor hereby grants to and creates for the Company a lien upon and security interest in the Collateral.

        All obligations of Payor, and all rights, powers and remedies of the Company, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Liabilities or any security therefor.

        If Payor shall fail to pay, when due, any amount payable with respect to any of the Liabilities (a "Default"), (1) this Note may at the option of the Company, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable, (2) Payor agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Company in endeavoring to collect any of the Collateral, and (3) the Company may exercise from time to time any rights and remedies available to it as a secured party under the Uniform Commercial Code as in Effect from time to time in The Commonwealth of Massachusetts or otherwise available to it. Without limiting the foregoing, upon Default the Company may to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, sell any or all of the Collateral, free of all rights and claims of Payor therein and thereto. Any proceeds of such sale may be applied by the Company to the payment of expenses incurred in connection therewith, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Company toward the payment of such of the Liabilities as may remain. No delay on the part of the Company in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Company's recourse against the Payor with respect to any of the Liabilities shall not be limited to a foreclosure on the Collateral and the Payor is and shall remain personally liable for all Liabilities.

        The right is expressly granted to the Company at any time after a Default to transfer into the Company's name or its nominee any Collateral pledged hereunder and to exercise, at its option, all of the rights of a registered owner with respect thereto, including voting rights. Otherwise, any voting rights shall inure to the benefit of the Payor.
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        7. Miscellaneous.

                  (a) Binding Effect. This Note shall inure to the benefit of the Company and its successors or assignees. This Note shall be binding upon the Payor and his estate and heirs.

                  (b) Notices. Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or mailed by certified or registered mail to the Company or the Payor, as the case may be, at their addresses as set forth below.

                  (c) Waiver of Demand; Collateral. The Payor waives presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

                  (d) Governing Law. The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Executed under SEAL as of the date first above written.


                                              /s/ Lawrence S. Bohn
                                             -----------------------------------
                                              Payor

                                              Name and Address:

                                              Lawrence S. Bohn

                                                  38 Academy St.
                                              ----------------------------------

                                                  Arlington, MA 02174
                                              ----------------------------------

The Company:

net.Genesis Corp.
215 First Street
Cambridge, MA 02142